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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 16, 2000


                          EDGEWATER TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                       0-20971                71-0788538
(State of other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)

    302 East Millsap Road
   Fayetteville, Arkansas                                           72703
(Address of principal executive offices)                          (Zip Code)

      Registrant's telephone number, including area code: (501) 973-6000
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Item 2. Acquisition or Disposition of Assets

     On November 16, 2000, Edgewater Technology, Inc. (the "Company") sold all of the outstanding shares of stock of its subsidiaries that comprised IntelliMark, its information technology staffing and solutions division, to IM Acquisition, Inc., an affiliate of Charlesbank Equity Fund V, Limited Partnership (the "Purchaser") for approximately $42.7 million in cash, subject to potential upward or downward post-closing adjustments.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          See Item 99.2 below.

     (c)  Exhibits.

          2.1 Stock Purchase Agreement, dated as of November 16, 2000, by and between Edgewater Technology, Inc. and IM Acquisition, Inc.

          99.1 Edgewater Technology, Inc. Press Release dated November 17, 2000.

          99.2 The following Unaudited Pro Forma Financial Statements of the
               Company:

               Unaudited Pro Forma Balance Sheet as of September 30, 2000.
               Unaudited Pro Forma Income Statement for the Nine
                        Months Ended September 30, 2000.
               Unaudited Pro Forma Income Statement for the Twelve
                        Months Ended December 31, 1999.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EDGEWATER TECHNOLOGY, INC.
                                       (Registrant)

Dated: December 1, 2000                     By:  /s/ Clete T. Brewer
                                                 -------------------
                                            Clete T. Brewer
                                            Chairman and Chief Executive Officer


                               INDEX TO EXHIBITS

              Exhibit
              Number                    Description
              ------                    -----------

               2.1 Stock Purchase Agreement, dated as of November 16, 2000, by and between Edgewater Technology, Inc. and IM Acquisition, Inc.

               99.1 Edgewater Technology, Inc. Press Release dated November 17,
                    2000.

               99.2 The following Unaudited Pro Forma Financial Statements of the Company:

                    Unaudited Pro Forma Balance Sheet as of September 30, 2000.
                    Unaudited Pro Forma Income Statement for the Nine
                             Months Ended September 30, 2000.
                    Unaudited Pro Forma Income Statement for the Twelve
                             Months Ended December 31, 1999.